Exhibit 5.2

10290 171A STREET SURREY, BC, CANADA V4N 3L2 T: 604.318.5465 E: adamkimltd@gmail.com	ADAM SUNG KIM LTD. CHARTERED PROFESSIONAL ACCOUNTANT

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the short form base shelf prospectus dated July 28, 2026 (the “Prospectus”), which is a part of the Registration Statement on Form F-10 (the “Registration Statement”) of Deep Sea Minerals Corp. (the “Company”), of our report dated February 17, 2026 relating to the audited consolidated financial statements of the Company for the years ended December 31, 2025 and 2024.

Yours truly,

Adam Sung Kim Ltd.

Adam Joo Sung Kim, CPA, CA

July 31, 2026